UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Woodward, Inc.

(Exact name of Registrant as Specified in Its Charter)

DE	001-39265	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Woodward Way Fort Collins, Colorado		80524
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (970) 482-5811

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On May 28, 2026, Woodward, Inc. (the “Company”) entered into that certain Third Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), by and among the Company, certain foreign subsidiary borrowers of the Company from time to time parties thereto, the institutions from time to time parties thereto, as lenders, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Citibank, N.A. and BOFA Securities, Inc., as joint lead arrangers and book runners, HSBC Bank USA, N.A., PNC Bank, National Association, and U.S. Bank National Association, as co-documentation agents, and Bank of America, N.A., Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents. which amends and restates Second Amended and Restated Credit Agreement dated as of October 21, 2022 (as previously amended from time to time, the “Existing Revolving Credit Agreement). Effective as of May 28, 2026, the Revolving Credit Agreement, among other things, continues the commitments of the lenders thereunder to make revolving loans in an aggregate principal amount of up to $1,000,000,000 and extends the termination date of the revolving loan commitments of all the lenders from October 21, 2027 to May 28, 2031.

On May 28, 2026, the Company borrowed revolving loans in an amount of $413 million and used the proceeds therefrom, together with cash on the balance sheet, to repay outstanding obligations under that Existing Revolving Credit Agreement and to pay fees and expenses incurred in connection with the financing.

Amounts outstanding under the Revolving Credit Agreement generally bear interest at adjusted term SOFR (or, for loans denominated in British pounds sterling, SONIA, for loan denominated in Euros, EURIBOR, and for loans denominated in Yen, TIBOR) plus 0.875% to 1.75%, which is due quarterly in arrears. The Revolving Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including a financial covenant regarding maximum leverage ratio, and events of default. The Revolving Credit Agreement also includes customary conditions precedent to the making of advances and the issuance of letters of credit. Upon the occurrence of a Default (as defined in the Revolving Credit Agreement), all amounts outstanding under the Revolving Credit Agreement, including principal, accrued interest, and any other fees may, and in the case of certain bankruptcy-related Defaults will, be accelerated and become immediately due and payable.

The Company has other relationships, including financial advisory and banking, with some parties to the Revolving Credit Agreement.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the complete text of the Revolving Credit Agreement, a copy of which is filed as exhibit 10.1 hereto and is incorporated by reference herein.

Term Loan Credit Agreement

On May 28, 2026, the Company entered into that certain Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among the Company, the institutions from time to time parties thereto, as lenders, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and BOFA Securities, Inc., as joint lead arrangers and book runners, HSBC Bank USA, N.A., PNC Bank, National Association, and U.S. Bank National Association, as co-documentation agents, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents.

The Term Loan Agreement provides to the Company with a $250 million term loan facility, which may be borrowed on the closing date of the Term Loan Agreement and the loans extended thereunder will mature on May 28, 2031.

On May 28, 2026, the Company borrowed the term loans under the Term Loan Credit Agreement in a principal amount of $250 million and will use the net proceeds therefrom for working capital and other general corporate purposes.

Amounts outstanding under the Term Loan Credit Agreement generally bear interest at adjusted term SOFR plus 0.875% to 1.75%, which is due quarterly in arrears. The Term Loan Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including a financial covenant regarding maximum leverage ratio, and events of default. The Term Loan Credit Agreement also includes customary conditions precedent to the making of loans thereunder. Upon the occurrence of a Default (as defined in the Term Loan Credit Agreement), all amounts outstanding under the Term Loan Credit Agreement, including principal, accrued interest, and any other fees may, and in the case of certain bankruptcy-related Defaults will, be accelerated and become immediately due and payable.

The Company has other relationships, including financial advisory and banking, with some parties to the Revolving Credit Agreement.

The foregoing description of the Term Loan Credit Agreement is qualified in its entirety by reference to the complete text of the Term Loan Credit Agreement, a copy of which is filed as exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K regarding the Revolving Credit Agreement and the Term Loan Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:
10.1

Third Amended and Restated Credit Agreement, dated as of May 28, 2026, among Woodward, Inc., certain wholly-owned subsidiaries of Woodward, Inc. as borrowers from time to time, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Citibank, N.A. and BOFA Securities, Inc., as joint lead arrangers and book runners, HSBC Bank USA, N.A., PNC Bank, National Association, and U.S. Bank National Association, as co-documentation agents, and Bank of America, N.A., Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents

10.2

Term Loan Credit Agreement, dated as of May 28, 2026, among Woodward, Inc., the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and BOFA Securities, Inc., as joint lead arrangers and book runners, HSBC Bank USA, N.A., PNC Bank, National Association, and U.S. Bank National Association, as co-documentation agents, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODWARD, INC.

/s/ William F. Lacey
William F. Lacey
Executive Vice President, Chief Financial Officer

Date: May 28, 2026